Exhibit 12
                                                 to Registration Statement

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                         RATIO OF EARNINGS TO FIXED CHARGES
                                   (unaudited)

                                                                                                    Pro Forma
                                                                                                   Consolidated
                                                                                          -------------------------------
                                      Year Ended December 31,            Nine Months      For the Year      Nine Months
                             ----------------------------------------       Ended             Ended            Ended
                             1992     1993     1994     1995     1996   Sept. 30, 1997    Dec. 31, 1996    Sept. 30, 1997
                             ----     ----     ----     ----     ----   --------------    -------------    --------------
                                      (Dollars in Thousands)
Income before the
   cumulative effect of
   changes in accounting
   principles . . . . . . $59,973  $69,004 $100,238 $114,776 $129,077      $157,744           120,632          158,648
Income taxes. . . . . . .  32,599   37,252   61,300   68,292   74,565        90,251            87,174          104,988
                          -------  ------- -------- -------- --------      --------          --------         --------
Pretax income . . . . . .  92,572  106,256  161,538  183,068  203,642       247,995           207,806          263,636
Adjustments to Earnings:
   Fixed charges. . . . .  27,817   30,275   43,131   44,558   46,388        34,777           187,165          140,729
   Capitalized interest .    (547)     (76)    (392)    (746)  (1,063)         (677)           (1,063)            (677)
   Preferred dividends of
      subsidiaries paid
      to outside parties .   (104)     (50)    (162)    (197)    (663)         (561)             (663)            (561)
   Gross earnings from
      unconsolidated
      cellular
      partnerships . . . . (2,526)  (7,004) (16,049) (20,155) (26,952)      (21,750)          (32,099)         (28,386)
   Distributed earnings
      from unconsolidated
      cellular
      partnerships. . . .     395    1,587    5,969    4,957   15,648         9,173            15,648            9,173
   Gross losses from
      unconsolidated
      cellular
      partnerships. . . .     834      378      351       71        -             -                 -                -
   Minority losses from
      majority-owned
      subsidiaries. . . .    (315)    (625)    (509)    (321)    (239)       (1,507)                -           (1,507)
                          -------  ------- -------- -------- --------      --------          --------         --------
Earnings as adjusted. . . 118,126  130,741  193,877  211,235  236,761       267,450           376,794          382,407
                          -------  ------- -------- -------- --------      --------          --------         --------
Fixed charges:
   Interest expense . . .  27,166   30,149   42,577   43,615   44,662        33,539           179,269          134,491
   Interest capitalized .     547       76      392      746    1,063           677             1,533              677
   Interest portion of
      rental expense. . .       -        -        -        -        -             -             5,700            5,000
   Preferred dividends
      of subsidiaries
      paid to outside
      parties . . . . . .     104       50      162      197      663           561               663              561
                          -------  ------- -------- -------- --------      --------          --------         --------
                           27,817   30,275   43,131   44,558   46,388        34,777           187,165          140,729
                          -------  ------- -------- -------- --------      --------          --------         --------
Ratio of earnings to
   fixed charges. . . . .    4.25     4.32     4.50     4.74     5.10          7.69(1)           2.01             2.72(2)
                          =======  ======= ======== ======== ========      ========          ========         ========

(1)  5.67 excluding the gain on the sale of Century's competitive access subsidiary in the second quarter of 1997.
(2)  2.22 excluding the gain on the sale of Century's competitive access subsidiary in the second quarter of 1997.

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